UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2011

CITIBANK OMNI-S MASTER TRUST
 (Exact name of Registrant as specified in its charter)

NEW YORK	000-24776	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Citi Omni-S Finance LLC 701 East 60th Street, North P.O. Box 6034, MC 1251, Room A Sioux Falls, South Dakota	57117
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2671
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 29, 2011, Citibank (South Dakota), National Association entered into a Plan of Bank Merger (the “Merger Agreement”) with its affiliate Citibank, N.A., a national banking association.  Subject to the terms and conditions of the Merger Agreement, Citibank (South Dakota) will be merged with and into Citibank, N.A., with Citibank, N.A. as the surviving entity.  The Merger Agreement has been approved by the Board of Directors of each of Citibank (South Dakota) and Citibank, N.A.

Consummation of the merger is subject to satisfaction of certain closing conditions including stockholder and regulatory approvals and the expiration of applicable waiting periods.  If the merger is consummated, Citibank, N.A. will succeed Citibank (South Dakota) as Servicer under the Defeasance Trust Agreement Series 2002-3 relating to the Citibank Omni-S Master Trust.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 2.1	Plan of Bank Merger dated as of March 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK OMNI-S MASTER TRUST,
(Registrant)

By:  Citi Omni-S Finance LLC, as Seller

By:         /s/  Douglas C. Morrison
Douglas C. Morrison
President

Dated:  April 4, 2011

EXHIBIT INDEX
Exhibit No.	Description

2.1	Plan of Bank Merger dated as of March 29, 2011

4